UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2014

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona		85701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The 2014 annual meeting of shareholders of The Providence Service Corporation (the “Company”), has been scheduled for July 23, 2014 (the “Annual Meeting”). The record date for the Annual Meeting has been set as the close of business on June 4, 2014. Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary of the Company’s 2013 annual meeting of shareholders, the deadline for the submission of proposals by shareholders for inclusion in the Company’s proxy materials relating to the Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), will be the close of business on May 26, 2014, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. To be eligible for inclusion in the Company’s proxy materials, shareholder proposals must comply with the requirements of Rule 14a-8. Such proposals should be delivered to the Company’s Corporate Secretary at the principal executive offices of the Company, located at 64 E. Broadway Blvd., Tucson, Arizona 85701.

The deadline of May 26, 2014, applies only to shareholder proposals that are eligible for inclusion in the Annual Meeting in accordance with Rule 14a-8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: April 25, 2014	By:	/s/ Robert E. Wilson
	Name:	Robert E. Wilson
	Title:	Chief Financial Officer